UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2010

TRANSATLANTIC PETROLEUM LTD.

(Exact name of registrant as specified in its charter)

Bermuda	000-31643	None
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5910 N. Central Expressway, Suite 1755 Dallas, Texas	75206
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 220-4323

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 28, 2010, TransAtlantic Petroleum Ltd. (the “Company”), entered into a Credit Agreement (the “Credit Agreement”) with Dalea Partners, LP (“Dalea”). N. Malone Mitchell, 3rd, chairman of the board of directors of the Company, and his wife own 100% of Dalea. The Company intends to use the proceeds of loans under the Credit Agreement (i) to fund the acquisition of the all of the voting securities of Amity Oil International Pty. Ltd. (“Amity”) and Zorlu Petrogas Petrol Gaz ve Petrokimya Ürünleri Inşaat Sanayi ve Ticaret A.S. (“Petrogas”), and (ii) for general corporate purposes.

Pursuant to the Credit Agreement, the Company may request advances from Dalea up to the aggregate principal amount of $100,000,000 until 5:00 pm Dallas, Texas time on September 1, 2010. The initial advance under the Credit Agreement was required to be at least $50,000,000, and further advances are required to be in multiples of $5,000,000. The advances will be denominated in U.S. Dollars. The Company may use the amounts borrowed under the Credit Agreement only to fund the consummation of the acquisitions of Amity and Petrogas and the costs and expenses associated therewith, and for general corporate purposes.

During the period from the date the initial advance is made until the date of repayment, amounts due under the Credit Agreement will accrue interest at a rate of three month LIBOR plus 2.50% per annum, to be adjusted monthly on the first day of each month. In addition, the Company is required to pay all accrued interest monthly in arrears on the last day of each month until the date of repayment and at any time that the principal balance is due and payable. The Company may prepay the amounts due under the Credit Agreement at any time before maturity without penalty.

The aggregate unpaid principal balance, together with all accrued but unpaid interest and other costs, expenses or charges payable under the Credit Agreement are due and payable by the Company upon the earlier of (i) June 28, 2011, or (ii) the occurrence of an event of default and a demand for payment by Dalea. Events of default include, but are not limited to, payment defaults, defaults in the performance of any terms, covenants or conditions of the Credit Agreement or collateral documents, material misrepresentations by the Company or any subsidiary, the Company or any subsidiary ceases or threatens to cease to carry on business, the prohibition in trading in the Company’s shares or the suspension or delisting of the Company’s common shares from any stock exchange, any material adverse change occurs in the Company or any of its subsidiaries, Dalea believes in good faith that the Company’s ability to pay or perform any of the covenants contained in the Credit Agreement is materially impaired, the insolvency of the Company or any subsidiary, or a change in control of the Company. A change of control is defined as the change of ownership of, or control or direction over, directly or indirectly, 20% or more of the outstanding voting securities of the Company. If an event of default occurs and is continuing, Dalea may demand immediate payment of all monies owing under the Credit Agreement; provided, that with respect to certain specified events of default, all monies due under the Credit Agreement shall automatically become due and payable without any demand or any other action by Dalea or any other person.

The Credit Agreement contains certain covenants that limit the ability of the Company to, among other things, (i) make, give, create or permit or attempt to make, give or create any mortgage, charge, lien or encumbrance over any assets of the Company or any subsidiary (subject to certain specified exceptions), (ii) change the name of the Company or its jurisdiction of organization, (iii) declare or provide for any dividends or other similar payments, (iv) redeem or repurchase any of the Company’s shares, (v) make, or permit the sale of, or disposition of, any substantial or material part of its business, assets or undertaking or that of any subsidiary, (vi) borrow or cause any subsidiary to borrow money from any person (subject to certain specified exceptions) without obtaining and delivering a duly signed assignment and postponement of claim by such person in form and terms satisfactory to Dalea, (vii) pay out or permit the payment of any shareholder loans or other indebtedness to non-arm’s length parties by the Company or any subsidiary, or (viii) guarantee or permit the guarantee of the obligations of any other person by the Company or any subsidiary except in the ordinary course of business. In addition, any proceeds received by the Company or any subsidiary from any debt financings (subject to certain specified exceptions) shall be used to repay amounts outstanding under the Credit Agreement, net of reasonable transaction and financing costs. The Company or any subsidiary is also required to repay amounts outstanding under the Credit Agreement from (i) any proceeds of any equity issuance received from Mr. Mitchell, his immediate family or any entities owned or controlled by Mr. Mitchell or his immediate family (collectively, the “Mitchell Family”), and (ii) all proceeds of any equity issuance in excess of $75,000,000 (excluding any proceeds received from the Mitchell Family), net of reasonable transaction costs. Amounts repaid under the Credit Agreement cannot be reborrowed. The Company is required to pay for Dalea’s reasonable legal fees and other expenses incidental to the completion of the Credit Agreement.

The Company’s obligations under the Credit Agreement also include the issuance of common share purchase warrants. For each $1,000,000 in principal amount advanced under the Credit Agreement, the Company will issue to Dalea 100,000 warrants to acquire the Company’s common shares. The warrants are to be issued upon the earlier of (i) the date that the entire $100,000,000 is advanced to the Company, or (ii) September 1, 2010. The warrants will be exercisable for three years from the date of issuance and will have an exercise price that is the higher of (a) $6.00, or (b) the market price of the Company’s common shares on the date that the warrants are issued.

The foregoing description of the Credit Agreement is qualified in its entirety by reference to the Credit Agreement, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

On June 28, 2010, the Company borrowed $50,000,000 from Dalea pursuant to the Credit Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in Item 1.01 is hereby incorporated by reference into this Item 3.03.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description of Exhibit

10.1	Credit Agreement, dated June 28, 2010, by and between Dalea Partners, LP and TransAtlantic Petroleum Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 1, 2010

TRANSATLANTIC PETROLEUM LTD.

By:	/S/ JEFFREY S. MECOM
Jeffrey S. Mecom
Vice President and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Credit Agreement, dated June 28, 2010, by and between Dalea Partners, LP and TransAtlantic Petroleum Ltd.

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